UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2010

PDC 2004-B LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

West Virginia	000-51219	20-0547318
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 Sherman Street, Suite 3000 Denver, Colorado	80203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 860-5800

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

On December 8, 2010, at a special meeting of the limited partners of PDC 2004-B Limited Partnership (the “Partnership”) other than Petroleum Development Corporation, a Nevada corporation and managing general partner of the Partnership (“PDC”), and its affiliates (the “Investors”), the Investors voted to adopt an amendment to the Partnership’s limited partnership agreement granting the Investors an express right to vote to approve merger transactions (the “Amendment”). The Partnership subsequently amended its Partnership Agreement in accordance with the Amendment. The Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed in Item 3.03 is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At a special meeting held on December 8, 2010, the Investors voted to adopt the Amendment. The number of limited partnership units held by Investors voted in favor of the Amendment was 572.53 or approximately 65% of the limited partnership units outstanding and entitled to vote as of the record date.

As previously disclosed, the Partnership entered into an Agreement and Plan of Merger, dated as of June 7, 2010 (the “Merger Agreement”), by and among the Partnership, PDC and DP 2004 Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of PDC (the “Merger Sub”). At a special meeting held on December 8, 2010, the Investors also voted to adopt and approve of the Merger Agreement. The number of limited partnership units held by Investors voted in favor of the Merger Agreement was 551.10 or approximately 63% of the limited partnership units outstanding and entitled to vote as of the record date. Under the terms of the Merger Agreement, pending completion of certain customary closing conditions, each outstanding limited partnership unit of the Partnership held by Investors (other than limited partnership units held by Investors who properly exercise appraisal rights under West Virginia law) will be automatically converted into the right to receive cash in an amount equal to $8,250 per limited partnership unit, less the sum of the per unit cash distributions made after June 30, 2010 and before the closing date of the merger (proportionally adjusted for partial limited partnership units).

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement. A copy of the Merger Agreement was attached as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed with the SEC on June 9, 2010.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

3.1	Amendment to Limited Partnership Agreement, dated December 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDC 2004-B LIMITED PARTNERSHIP

By: PETROLEUM DEVELOPMENT

CORPORATION, its Managing
General Partner

Date: December 14, 2010

By: /s/ Daniel W. Amidon
Name: Daniel W. Amidon
Title: General Counsel and Secretary

Exhibit Index

Exhibit Number	Description

3.1	Amendment to Limited Partnership Agreement, dated December 8, 2010.